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                                                GLOBAL UTILITY FUND, INC.
                                                  GATEWAY CENTER THREE
                                              100 MULBERRY STREET, 4TH FLOOR
                                              NEWARK, NEW JERSEY 07102-4077

[ROCK LOGO]


                                      PROXY

                      Special Meeting of Shareholders (Meeting)
                            September 13, 2001, 11:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Robert F. Gunia, Grace C. Torres and George P. Attisano as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of the Fund held of record by the undersigned on July 6, 2001 at the Meeting to be held on September 20, 2001 or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN THIS PROXY IS PROPERTY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. THE PROXY WILL BE VOTED FOR PROPOSAL NO. 1 IF YOU DO NOT SPECIFY OTHERWISE. PLEASE REFER TO THE PROXY STATEMENT AND PROSPECTUS DATED JULY 16, 2001 FOR DISCUSSION OF THE PROPOSAL.

IF VOTING BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY CARD WHERE INDICATED AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

TO VOTE BY TELEPHONE

1)   Read the Proxy Statement and have this Proxy
     card at hand.
2)   Call 1-800-690-6903 toll free.
3)   Enter the 12-digit control number set forth on               SHARES
     the right side of this Proxy card and follow the             CONTROL NUMBER
     simple instructions.

TO VOTE BY INTERNET

1) Read the Proxy Statement and have this Proxy card at hand.
2)   Go to Web site www.proxyvote.com.
3) Enter the 12-digit control number set forth on the right side of this Proxy card and follow the simple instructions.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  X

                                              KEEP THIS PORTION FOR YOUR RECORDS
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                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
GLOBAL UTILITY FUND, INC.

For address changes, please check this box and write them on the back.       / /
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The Board of Directors recommends a vote FOR the proposal.

Vote on Proposal             For   Against  Abstain

1. To approve an Agreement   / /     / /      / /
and Plan of Reorganization
between Global Utility
Fund, Inc. and Prudential
Sector Funds, Inc. on
behalf of its series
Prudential Utility Fund.

Please be sure to sign and date this Proxy.

/                                   /         /                          /
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Signature (PLEASE SIGN WITHIN BOX)     Date   Signature (Joint Owners)      Date